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                                  EXHIBIT 10.12


                                LICENSE AGREEMENT

THIS LICENSE AGREEMENT ("Agreement") is made and entered into this 28th day of June, 1999 by and between S2 GOLF INC., a corporation duly constituted under the laws of New Jersey, United States of America, having its principal place of business at 18 Gloria Lane, Fairfield, New Jersey 07006, U.S.A. ("Licensor"), and RAYMOND LANCToT LTeE/LTD., a corporation duly constituted under the laws of Canada, having its principal place of business at 5790 Pare Street, Montreal, Quebec, Canada, H4P 2M2 ("Licensee").

                                    PREAMBLE
                                    --------

WHEREAS the Licensor is the owner of the trademarks SQUARE TWO in the United States and Canada and S2(logo) in the United States for use with various products;

WHEREAS the Licensee desires to use the trademarks SQUARE TWO and S2(logo) for the marketing, sale and distribution of clothing articles as further described in this Agreement; and

WHEREAS the parties hereto wish to enter into the present Agreement for their mutual advantage.

NOW, THEREFORE, in consideration of the above premises and the covenants and agreements herein contained, the parties hereto agree as follows:

1.       INTERPRETATION.

         1.1      DEFINITIONS.

                  As used herein, the following terms have the meanings set forth below:

                  1.1.1 "Articles" means the following goods: golf clothes for men, women and children, ski clothes for men, women and children, and sports clothes for men, women and children, except for clothing produced by the Licensor for promotional purposes in quantities of fewer than one hundred (100) pieces. The parties agree that headwear, belts and shoes are not included in the Articles.

                  1.1.2 "Principal Term" means the three (3) year period commencing on August 1, 1999 and ending on July 31, 2002, subject to the terms of the following Section 3.

                  1.1.3 "Trademark" means either the SQUARE TWO trademark or the S2(logo) and "Trademarks" means the SQUARE TWO trademark and the S2(logo),


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                           the particulars of which are set forth in Schedule A
                           hereto, and any confusingly similar term or designation.


         1.2      SCHEDULES.

                  The following schedule is attached hereto and incorporated by reference and deemed to be part hereof:

                       Schedule                         Description
                       --------                         -----------

                         "A"                       Description of Trademarks

2.       RIGHTS GRANTED.

         2.1.     LICENSE FOR USE.

                  Subject to the terms and conditions contained in this Agreement, the Licensor grants to the Licensee an exclusive non-transferable license to manufacture Articles bearing the Trademarks for sale in the United States and Canada and to distribute, market, advertise, export and sell the Articles bearing the Trademarks in the United States and Canada.

         2.2.     LICENSE FOR ADVERTISING AND PROMOTION.

                  The Licensor further grants to the Licensee (i) the right to reproduce and use the Trademarks on display materials, and in advertising and promotional materials related to the Articles, and (ii) the right to include the Trademarks in any description of the Licensee's business activities as related to the Articles, provided that, if used in any description of Licensee's business activities, attribution be given to Licensor as the owner of the marks, said attribution being in the form of a footnote appearing on the same page as the first appearance of the Trademarks and including the following text:
                  "`SQUARE TWO' and `S2(logo)' are trademarks of S2 Golf Inc., used in this report under license to Raymond Lanctot Ltee/Ltd. with the permission of S2 Golf Inc."

         2.3      COVENANTS OF THE LICENSEE.

                  2.3.1 Licensee agrees to use the Trademarks only in a manner approved by Licensor and Licensor shall provide guidelines on their use, including their presentation, size and style, in another document. Unless Licensor otherwise agrees in writing, each use of either of the Trademarks shall be immediately followed by (i) the symbol "(TM)" or, (ii) if the Trademark is registered in the country in which the Articles are to be sold, the symbol (R) or equivalent.


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                  2.3.2    Licensee agrees that it will use the Trademarks only
                           in connection with the Articles and will not use the Trademarks, including use in countries outside of the United States and Canada, in any manner except as permitted by this Agreement. Licensee expressly recognizes that the use of the Trademarks confers no rights to the Trademarks to Licensee and that all use by Licensee shall inure to the benefit of Licensor. Licensee shall not take any action that would be inconsistent with, or tend to impair, Licensor's rights in the Trademarks.

                  2.3.3 Licensee agrees not to contest, question or challenge the ownership of the Trademarks by Licensor anywhere in the world, except the right to use same pursuant to the terms of this Agreement.

3.       DURATION.

         The present Agreement will remain in full force during the Principal Term and the Renewal Terms, as defined herein, unless earlier terminated for any reason provided in this Agreement. At the end of the Principal Term, this Agreement shall be renewed for an additional three
         (3) year term (the "First Renewal Term") (i) automatically if wholesale sales of the Articles by the Licensee in the period beginning on July 1, 2001 and ending on June 30, 2002 are at least Five Hundred Thousand United States Dollars ($500,000), or (ii) at the sole discretion of the Licensor if wholesale sales of the Articles by the Licensee in the period beginning on July 1, 2001 and ending on June 30, 2002 are less than Five Hundred Thousand United States Dollars ($500,000). At the end of the First Renewal Term, if any, this Agreement shall be renewed for an additional three (3) year term (the "Second Renewal Term") (i) automatically if wholesale sales of the Articles by the Licensee in the period beginning on July 1, 2004 and ending on June 30, 2005 are at least One Million United States Dollars ($1,000,000), or (ii) at the sole discretion of the Licensor if wholesale sales of the Articles by the Licensee in the period beginning on July 1, 2004 and ending on June 30, 2005 are less than One Million United States Dollars ($1,000,000). (The First Renewal Term and the Second Renewal Term, together, the "Renewal Terms," and either, alone, a "Renewal Term.")

4.       ROYALTIES.

         4.1      ROYALTY RATE.

                  During the Principal Term and the Renewal Terms, if any, the Licensee shall pay to the Licensor a royalty of nine percent (9%) of the Licensee's FOB shipping point cost, as defined herein, of each Article manufactured by or for the Licensee pursuant to this Agreement. The Licensee's FOB shipping point cost shall mean the per-Article cost to the Licensee to manufacture the Articles and to take delivery of them at the shipping point. The parties agree that Licensee shall not pay such royalty to Licensor on Articles (i) supplied free of charge by Licensee or Licensor to Ladies Professional Golf Association golfers for promotional purposes or (ii) manufactured as sample pieces.



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         4.2      PAYMENTS OF ROYALTIES; STATEMENTS.

                  Royalties will be payable in United States currency, within thirty (30) days of the arrival of the Articles at their first port of entry into the United States and Canada. The Licensee agrees to provide to the Licensor, with the said payments, a statement showing the quantities of Articles manufactured, the manufacturing, shipping and handling costs, and the royalties applicable thereto. The Licensee also agrees to give the Licensor such reasonable access to the Licensee's financial books and records related to the Articles, for the purpose of conducting an audit thereof, as the Licensor shall request from time to time.

5.       FIRST REFUSALS.

         5.1      DURING THE TERM OF THE AGREEMENT.

                  The Licensor hereby grants to the Licensee a right of first refusal with respect to use of the Trademarks during the Principal Term and any Renewal Term (i) on Articles to be distributed or sold in Europe, and (ii) on any categories of clothing not already included in the Articles, except for headwear, belts and shoes. The Licensor agrees to notify the Licensee promptly of any decision (i) to market in Europe Articles bearing the Trademarks or (ii) to expand the list of products that may be associated with the Trademarks. The Licensee may then exercise its right of first refusal by providing to the Licensor, within thirty (30) days, a written notice of its intent to exercise. Any license with respect to such expanded geographic region or new products will be the subject matter of a separate agreement between the parties. The parties agree to use reasonable efforts to agree upon the royalty, payment, Trademark usage and other terms of such separate agreement. If the parties fail to agree upon the terms of such separate agreement within sixty (60) days after the notification by the Licensor of its decision to market in Europe or to expand the list of Products that may be associated with the Trademarks, as explained above, neither party shall be obligated to enter into said separate agreement and the Licensor shall be free to enter into an agreement with a third party.

         5.2      AFTER THE TERM OF THE AGREEMENT.

                  If at any time within the first six (6) months after the end of the Second Renewal Term, if there is any such Second Renewal Term, any third party offers to enter into a licensing agreement with the Licensor for the use of the Trademarks on sports clothes for men, women or children, including golf and ski clothes but excluding headwear, belts and shoes, on terms that are more favorable to the Licensor than the terms of the present Agreement (a "Third Party Offer"), the Licensor agrees
                  (i) to notify the Licensee of such offer, and (ii) to enter into a subsequent licensing agreement with the Licensee on the same terms as those of the Third Party Offer if (a) within thirty (30) days the Licensee provides to the



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                  Licensor a written notice of the Licensee's intent to enter into such subsequent licensing agreement and (b) the terms of such subsequent licensing agreement are acceptable to both parties.

6.       QUALITY OF ARTICLES.

         6.1      QUALITY STANDARDS.

                  The Licensee agrees that Articles bearing the Trademarks will be manufactured in accordance with high standards of quality, style, appearance and durability, and in no event less than
                  (i) the quality standards of similarly priced clothing articles produced by others, and (ii) the quality standards of the clothing articles manufactured and sold by the Licensor itself that do not include the Trademarks. Licensee further agrees that all Articles bearing the Trademarks will be manufactured, sold, distributed and exported in accordance with all applicable laws and regulations.

         6.2      DESIGN APPROVAL.

                  The Licensee agrees to submit the design for each Article to bear the Trademarks, in artist's rendering or in written form as appropriate, plus any information relevant to the quality of the finished Article, such as fabric type and weight, to the Licensor for approval, and agrees further that it will not commence the manufacture of any Article bearing the Trademarks prior to the Licensor's approval of the design therefor. The Licensor agrees that it will timely provide such approvals, and that it will not withhold unreasonably its approval of any design.

         6.3      QUALITY INSPECTION.

                  The Licensee agrees that prior to any sale or other distribution of any Article bearing the Trademarks it will provide the Licensor with one piece from each manufacturing lot of each Article for the purpose of the Licensor's quality inspection. Licensor shall also have the right to inspect, from time to time, and at least once annually, Licensee's manufacturing facilities to determine the quality of Articles bearing the Trademarks. Licensee shall permit such inspection. Licensee shall recall (if substandard quality articles have been shipped) and destroy any and all Articles bearing the Trademarks that the Licensor reasonably finds to be of substandard quality.

         6.4      TIME TO REMEDY.

                  If Licensor determines that Licensee has failed to maintain the quality of Articles as defined herein, it shall notify Licensee in writing. Licensee shall have sixty (60) days from the date of such notice in which to remedy the failure to Licensor's satisfaction.



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7.       TERMINATION.

         7.1.     FAILURE TO CONFORM.

                  Should a party to the present Agreement fail to respect any of the terms of the present Agreement, the other party shall provide to the defaulting party a written notice (the "Notice") informing it of said failure. Should the defaulting party fail to correct the said failure within ten (10) days of having received the Notice (or, in the case of a notice pursuant to Section 6.4, sixty (60) days), the other party, without prejudice to any other right or remedy available to it, shall have the right at any time thereafter to terminate this Agreement by providing a thirty (30) day prior written notice to that effect.

         7.2      INSOLVENCY.

                  The parties, without prejudice to any other right or remedy available to them, shall also have the right at any time to terminate this Agreement by giving to the other party a written notice thereof, if the latter makes any assignment for the benefit of creditors, files a petition in bankruptcy, is adjudged bankrupt, becomes insolvent, is placed in receivership, or if the equivalent of any such proceedings or acts occurs.

         7.3      CHANGE OF CONTROL.

                  Unless the parties agree otherwise in writing, this Agreement shall terminate immediately (i) upon the transfer of the beneficial ownership of more than sixty five percent (65%) of the issued and outstanding shares in the capital of Licensor or Licensee; (ii) upon the dissolution or winding up of Licensor or Licensee; (iii) upon the transfer of the assets of Licensor or Licensee other than in the ordinary course of business; or (iv) upon the merger of Licensor or Licensee with any other person or entity.

8.       RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION.

         8.1      UNSOLD INVENTORY.

                  If the Licensee has any manufactured but unsold Articles bearing the Trademarks in inventory on the date of termination, it shall provide a statement in writing of the kinds and quantities of such unsold Articles to the Licensor within five (5) days from the date of termination. Within fifteen (15) days from the date of receipt of the said statement, the Licensor shall have the exclusive option to acquire from the Licensee the inventory of said unsold Articles, in part or in whole, at the Licensee's manufacturing cost. If the Licensor chooses not to exercise this option, the Licensee shall have the right to sell and deliver such Articles.



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         8.2      CEASE USE OF TRADEMARKS.

                  Upon the expiration or termination of this Agreement for any reason, Licensee shall immediately cease all use of the Trademarks and shall not use the Trademarks thereafter, provided that Licensee shall have the right to complete any work-in-process inventory in accordance with the provisions of this Agreement.

         8.3      SURVIVAL OF COVENANTS.

                  Sections 2.3.2 and 2.3.3 shall survive the termination or expiration of this Agreement for any reason whatsoever.

9.       WAREHOUSE AND SHIPPING SERVICES.

         The Licensor agrees to provide warehouse and shipping services to the Licensee on the terms provided in this paragraph. The Licensor agrees to provide to the Licensee the use of not less than One Thousand Five Hundred (1,500) square feet of warehouse space in the Licensor's existing buildings at 18 Gloria Lane, Fairfield, New Jersey, U.S.A., for the purposes of the storage and distribution of the Articles, provided that if the Licensee uses such warehouse space, the Licensor also shall provide to the Licensee Handling Services, as defined herein, for the Articles at the rate of Seventy Five U.S. Cents ($0.75) per Article (the "Handling Fee"). As used herein, "Handling Services" means sorting the Articles, packing them in boxes or other appropriate containers, addressing such containers for shipment, and arranging for their shipment to destinations in the United States and Canada. The Handling Fee does not include the cost of packaging materials or freight.

10.      TRADEMARK INFRINGEMENT.

         If a charge or notice of infringement of a trademark or other proprietary right of a third party is directed to Licensee, or if a suit for infringement of a trademark or other proprietary right of a third party is instituted against Licensee which charge, notice or suit is based upon Licensee's use of the Trademarks, Licensee agrees to notify Licensor in writing ("Notice by Licensee") within five (5) days from Licensee's receipt of the first notice of such charge, notice or suit. Licensor may, at its option, within thirty (30) days of receiving Notice by Licensee, initiate action to dispose of the charge, notice or suit. To dispose of any such charge, notice or suit, Licensor shall have the option to require that Licensee immediately discontinue its use of the Trademarks, in which case (i) Licensor and Licensee can agree to use other Trademarks and continue under the terms of this Agreement, or (ii) terminate this Agreement. Licensee shall notify Licensor promptly upon obtaining knowledge of any unauthorized use of the Trademarks.

11.      INDEMNIFICATION.



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         The Licensee shall indemnify the Licensor and hold it harmless from and against any and all claims, expenses, losses or damages arising out of or in connection with the Licensee's use of the Trademarks and manufacture and sale of the Articles pursuant hereto, including any charge or notice of trademark infringement.

12.      MISCELLANEOUS.

         12.1     WAIVERS.

                  A waiver by either of the parties at any time of a breach of any provision of this Agreement shall not apply to any breach of any other provision of this Agreement or imply that a breach of the same provision at any other time has been or will be waived.

         12.2     RELATIONSHIP.

                  This Agreement shall not be construed to create a partnership, joint venture, employment or agency relationship between the parties hereto. Neither party hereto shall be liable for any of the debts or obligations of the other party hereto, and neither party shall have the right to bind, make any representations or warranties, accept service of process or perform any act for or on behalf of the other party hereto, except as otherwise expressly provided herein. Each party hereto acknowledges that it is an independent entity and not subject to the control of the other party except as otherwise expressly provided herein.

         12.3     MODIFICATION OR EXTENSIONS OF THIS AGREEMENT.

                  Except as otherwise provided herein, this Agreement can only be extended or modified by a written document to that effect executed by both parties.

         12.4.    APPLICABLE LAW AND JURISDICTION.

                  This Agreement shall be construed and interpreted according to the laws of the State of New Jersey, in the United States of America. The parties hereby irrevocably submit to the personal jurisdiction of the United States District Court for the District of New Jersey, Northern Division or the Courts of the State of New Jersey, County of Essex in any action or proceeding arising out of or relating to this Agreement, and the parties irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in either such court.

         12.5     NOTICES.

                  Any communication (including any notice, consent, approval or instructions) provided for under this Agreement may be given to the person to whom it is addressed by delivering the same to or for such person at the address or facsimile number of such person as set out hereinafter or at such other address or number as


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                  such person shall have notified to the other party hereto, provided that a copy of any communication sent by fax shall be immediately deposited in the mail. Any communication so addressed and delivered as aforesaid shall be deemed to have been sufficiently given or made on the date on which it was delivered.

                  If to Licensor:       S2 GOLF INC.
                                        18 Gloria Lane
                                        Fairfield, New Jersey 07004
                                        U.S.A.
                                        Attention:  Mr. Douglas A. Buffington
                                        Facsimile number:  (973) 227-7018

                  With a copy to:       Mary Ann Jorgenson, Esq.
                                        Squire, Sanders & Dempsey L.L.P.
                                        4900 Key Tower
                                        127 Public Square
                                        Cleveland, Ohio  44114
                                        U.S.A.
                                        Facsimile number:  (216) 479-8776

                  If to Licensee:       Raymond Lanctot Ltee/Ltd.
                                        5790 Pare Street
                                        Montreal, Quebec
                                        Canada, H4P 2M2
                                        Attention of:  Mrs. Diane Lanctot
                                        Facsimile number:  (514) 342-4059

                  With a copy to:       Mr. Georges T. Robic
                                        Leger Robic Richard
                                        55 St. Jacques
                                        Montreal, Quebec
                                        Canada, H2Y 3X2
                                        Facsimile number:  (514) 845-7874

         12.6     ENTIRE AGREEMENT.

                  This Agreement sets forth the entire agreement between the parties and fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter hereof.

         12.7     NO ASSIGNMENT; BINDING ON SUCCESSORS.

                  No party shall assign this Agreement or any right accruing to it hereunder without the prior written consent of the other party, which shall not be withheld unreasonably. This Agreement shall inure to the benefit of and be binding upon



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                  the respective heirs, executors, administrators, successors and assigns of the parties hereto.

         12.8     LANGUAGE.

                  The present Agreement has been drafted in the English language at the request of the parties. Le present contrat a ete regide en langue anglaise a la demande des parties. All contracts, correspondence and information relating to or required by this Agreement shall be in the English language.

         12.9     COUNTERPARTS.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have signed this Agreement on the date and year first above written.


                                            LICENSOR:

                                            S2 GOLF INC.

                                            Per:



                                            /s/ DOUGLAS A. BUFFINGTON
                                            ----------------------------------
                                            Name:  Douglas A. Buffington
                                            Title:  President


                                            RAYMOND LANCTOT LTEE/LTD.

                                            Per:



                                            /s/ DIANE LANCTOT
                                            ----------------------------------
                                            Name:  Diane Lanctot
                                            Title:  President



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